UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jupiter Containers, Inc.
(Name of small business issuer in its charter)

Nevada	3714	26-0822742
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12580 SW Douglas Street
Portland, Oregon 97225
(503) 643-1367
(Address and telephone number of principal executive offices)

12580 SW Douglas Street
Portland, Oregon 97225
(925) 270-7625
(Address of principal place of business or intended principal place of business)

Harold Gewerter 5440 West Sahara Avenue, Third Floor
Las Vegas, Nevada 89146
(909) 971-0456
(Name, address and telephone number of agent for service)

Copies to:
Paul Falcon
2159 Coral Mist Place
North Las Vegas, Nevada 89048 Fax (702) 974-4450

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$75,000.00	$0.05	$75,000.00	$2.30

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

PROSPECTUS

Jupiter Containers, Inc.

1,500,000 Shares of Common Stock

$0.05 per share

Jupiter Containers, Inc. ("JCI" or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Joshua Sisk, the sole officer and director of JCI.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Jupiter Containers, Inc.  All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Jupiter Containers, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section title "Plan of Distribution” herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) 180 days from the effective date of this prospectus.  JCI may extend the offering period beyond 180 days from the effective date of this prospectus if the company, in its sole discretion, deems it appropriate to do so.

Prior to this offering, there has been no public market for Jupiter Containers, Inc.'s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0.10
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	1,500,000	$75,000	$0.00	$75,000

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See the section titled "Risk Factors" herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  JCI may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Jupiter Containers, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is October 22, 2007

TABLE OF CONTENTS

PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS

6

SUMMARY INFORMATION AND RISK FACTORS

6

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

PLAN OF DISTRIBUTION

14

LEGAL PROCEEDINGS

16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

17

DESCRIPTION OF SECURITIES

17

INTEREST OF NAMED EXPERTS AND COUNSEL

18

             DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

19

ORGANIZATION WITHIN LAST FIVE YEARS

19

DESCRIPTION OF BUSINESS

19

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

21

DESCRIPTION OF PROPERTY

24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

25

EXECUTIVE COMPENSATION

26

FINANCIAL STATEMENTS

27

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

48

INDEMNIFICATION OF DIRECTORS AND OFFICERS

48

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

48

RECENT SALES OF UNREGISTERED SECURITIES

48

EXHIBITS

50

UNDERTAKINGS

51

SIGNATURES

52

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

JUPITER CONTAINERS, INC. (“JCI” or the “Company”) a Nevada corporation, is a development stage company formed under the same name on March 14, 2007.  Its primary business objective is to develop and market a container system ("container box") to capture heretofore unused space underneath the trailer of a semi-truck.  The container will attach to the undercarriage of the semi-trailer.  The container box will be raised and lowered with jacks.  The system will increase the carrying capacity of a 53' long trailer by 10-15%.

The Company was founded based on the need to transport an increased amount of products for the same cost.  The objective is to become a major participant in the industry of commodity transportation where semi-truck trailers are "cubed out" (filled to capacity), but not up to legal weight.

JCI operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of the JCI business plan;

3. Obtaining capital through sales of JCI common stock; and

4. Market our business services to potential clients.

Jupiter Containers, Inc. is in the developmental stage and is attempting to become fully operational.  In order to generate revenues, JCI must address the following areas:

1.

Product Development: The Company plans to develop a full plan to produce and manufacturer the “container box”. At the current time, to protect the confidentiality of the product, the Company will not contact a manufacturer supplier and release container specifications until the offering is complete and adequate capital is subsequently obtained to fully develop our business plan.

2.

 Develop and Implement a Marketing Plan:  In order to promote our company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan.  We intend print media to be the focus of our marketing and sales efforts.  To date, we have no marketing or sales initiatives or arrangements.  Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

3.

 Develop Business-to-Business Relationships:  JCI intends to build profitable, value-oriented relationships between the multiple large businesses and government entities within a close geographical proximity.  We believe that with corporations, local and regional governments will be interested in maximizing their operating profits by adding extra space for hauling goods.

4.

Create Customer Loyalty:  The financial rewards of customer loyalty run deep and increase the financial stability of any business.  JCI intends to service its customers and other consumers with the industries best customer relations management team.

We are a small, start-up company that has not generated any significant revenues and we lack a stable customer base.  Since our inception on March 14, 2007 through June 30, 2007, the date of our audited statements, we did not generate any significant revenues and have incurred a cumulative net loss of $22,500. We believe that the $75,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of containers will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this registration statement.

Jupiter Containers, Inc. currently has one officer and director, who is the same individual.  This individual allocates time and personal resources to JCI on a part-time basis.

As of the date of this prospectus, JCI has 20,000,000 shares of $0.001 par value common stock issued and outstanding.

Jupiter Containers, Inc.’s operations and corporate offices are located at 12580 SW Douglas St., Portland, Oregon 97225 with a telephone number of (503) 643-1367.

Jupiter Containers, Inc.’s fiscal year end is March 31.

THE OFFERING

Jupiter Containers, Inc. is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The proceeds from the sale of the shares in this offering will be payable to "R. V. Brumbaugh, Esq. Trust Account fbo Jupiter Containers, Inc." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest shall be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check. Jupiter Containers, Inc.’s trust agent. R. V. Brumbaugh, Esq., acts as legal counsel for Jupiter Containers, Inc. in this instance and this instance only at this time, and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Jupiter Containers, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to JCI.  The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) 180 days from the date of this prospectus. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, unless extended another 180 days, all subscription funds will be returned to investors promptly without interest or deduction of fees.  JCI will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 60 days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to JCI assets, book value, historical earnings or net worth.

Jupiter Containers, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, product development, sales and marketing, inventory and general working capital.

Jupiter Containers, Inc. has not presently secured a transfer agent but has identified the one that will be retained prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for JCI common stock exists.  Please refer to the sections herein titled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from JCI financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data (Audited)

Inception March 17, 2007 Thru June 30, 2007

Revenue	$0

Expenses	(22,500)

Loss from Operations	$(22,500)

Basic Loss Per Share	$(0.00)

Balance sheets data (Audited)

June 30, 2007

Current Assets
Cash and cash equivalents	$0
Total current assets	0

TOTAL ASSETS	$0

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$0
Total current liabilities	0

Long-Term Liabilities	0
Total liabilities	$0

Stockholders' Equity (Deficit)
Preferred stock: $0.001 par value, 5,000,000 shares Authorized; no shares issued and outstanding	0
Common stock: $0.001 par value; 75,000,000 shares authorized: 20,000,000 shares issued and outstanding	20,000
Additional paid in capital	0
Accumulated deficit	(22,500)
Total stockholders' equity (deficit)	$0

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$0

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE JOSHUA G. SISK, JCI’S SOLE OFFICER AND DIRECTOR, CONTROLS A MAJORITY OF JCI ISSUED AND OUTSTANDING COMMON STOCK.

Joshua G. Sisk, JCI’s sole director and executive officer beneficially owns 81.75% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by JCI security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold Mr. Sisk would retain 80.15%ownership in JCI common stock.  In the event the maximum offering is attained, Mr. Sisk will own 76.05% of JCI outstanding common stock. Such concentrated control may also make it difficult for JCI stockholders to receive a premium for their shares of JCI common stock in the event JCI enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of JCI.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF JCI FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, JCI expects to face substantial risks, uncertainties, expenses and difficulties.  JCI was formed in Nevada on March 14, 2007 and thus has no demonstrable operations record of substance upon which you can evaluate JCI business and prospects.  JCI prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  JCI cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, JCI has had only limited start-up operations and has generated no revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about JCI’s ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this registration statement, of which this prospectus is a part.  In addition, JCI’s lack of operating capital could negatively impact the value of its common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require retaining expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

JCI MAY NOT BE ABLE TO GENERATE REVENUES.

JCI expects to earn revenues solely in its chosen business area. The Company has neither fully develop its core product nor approached any potential customers. In the opinion of the sole JCI officer and director, JCI reasonably believes that it will begin to generate significant revenues within approximately twelve months from the date the minimum offering is achieved.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The targeted industry is highly competitive.  Many JCI competitors are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services.  Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support JCI endeavors. JCI cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

JCI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Jupiter Containers, Inc. has limited capital resources. To date, JCI has funded its operations with limited initial capital and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory.  Unless JCI begins to generate sufficient revenues to finance operations as a going concern, JCI may experience liquidity and solvency problems.  Such liquidity and solvency problems may force JCI to cease operations if additional financing is not available.  No known alternative resources of funds are available to JCI in the event it does not have adequate proceeds from this offering.  However, JCI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN JCI BECAUSE THERE IS NO PUBLIC MARKET FOR JCI STOCK.

There is no public market for JCI common stock.  The majority of JCI’s issued and outstanding common stock is currently held by Joshua G. Sisk, the sole officer and director of JCI, and Nevada Business Development Corporation, a Nevada corporation.  Therefore, the current and potential market for JCI common stock is limited.  In the absence of being listed, no market is available for investors in JCI common stock to sell their shares.  JCI cannot guarantee that a meaningful trading market will develop.

If JCI stock ever becomes tradable, of which JCI cannot guarantee success, the trading price of JCI common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond JCI control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of JCI stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE JCI'S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in JCI shares, thereby reducing the level of trading activity in any secondary market that may develop for JCI shares.  Consequently, customers in JCI securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The sole shareholders of JCI, Joshua G. Sisk, who also serves as its sole officer and director, and Nevada Business Development Corporation, acquired a cumulative of 16,350,000 restricted shares of JCI common stock at a price per share of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of JCI common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF JCI’S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF JCI COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 20,000,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided JCI is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  JCI currently has seven shareholders of record who own all of the 20,000,000 restricted shares or 100% of the aggregate shares of outstanding common stock.  At such time as these shares become unrestricted and available for sale, the sale of these shares by these shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of JCI common stock in any market that might develop.

JCI IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on JCI’s behalf by Joshua G. Sisk, JCI’s sole officer and director, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that JCI is capable of selling all, or any, of the common shares offered hereby.

Special note regarding forward-looking statements.

This prospectus contains forward-looking statements about JCI business, financial condition and prospects that reflect JCI management's assumptions and beliefs based on information currently available.  JCI can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of JCI assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within JCI’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandise that JCI expects to market, ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which JCI functions.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, JCI will not be able to commence planned operations and implement its business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of

Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, JCI will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

JCI intends to use the proceeds from this offering as follows:

	Minimum	75% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	56,250	100.00	75,000	100.00

Offering Expenses
Escrow Fees	1,000	5.00	1,000	1.78	1,000	1.34
Legal and Professional fees	3,000	15.00	3,000	5.33	3,000	3.99
Accounting fees	2,000	10.00	2,000	3.56	2,000	2.67
Blue-sky fees	300	1.50	300	0.53	300	0.40
Total Offering Expenses	6,300	31.50	6,300	11.20	6,300	8.40

Net Proceeds from Offering	13,700	68.50	49,950	88.80	68,700	91.60

Use of Net Proceeds
Accounting fees	5,000	25.00	5,000	8.89	5,000	6.67
Legal and professional fees	2,250	11.25	2,250	4.00	2,250	3.00
Office equipment and furniture	1,000	5.00	3,000	5.33	3,000	4.00
Office supplies	1,000	5.00	2,000	3.56	2,000	2.67
Product Development	0	0.00	5,000	8.89	5,000	6.67
Inventory	0	0.00	1,000	1.78	24,000	32.00
Sales and marketing	2,650	13.25	8,900	15.82	12,650	16.86
Working capital [1]	1,800	9.00	22,800	40.53	14,800	19.73

Total Use of Net Proceeds	13,700	68.50	49,950	88.80	68,700	91.60

Total Use of Proceeds	20,000	100.00	56,250	100.00	75,000	100.00

Notes:

1  The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services, legal fees, additional accounting costs and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to JCI’s assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of JCI issued and outstanding stock.  This is due in part to shares of common stock issued to the JCI’s sole officer, director and employee, and other consultants totaling 20,000,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share.  Please refer to the section titled "Certain Transactions", herein, for more information.  JCI’s net book value on June 30, 2007, was $0.00 or $0.00 per share.  Assuming all 1,500,000 shares offered are sold, and in effect JCI receive the maximum estimated proceeds of this offering from shareholders, JCI net book value will be approximately $0.00320 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04680 per share while the JCI present stockholder will receive an increase of $0.00320 per share in the net tangible book value of the shares that he holds.  This will result in a 93.61% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 400,000 shares is achieved, JCI’s net book value will be approximately $0.00067 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04933 per share while the present stockholder will receive an increase of $0.00067 per share in the net tangible book value of the shares he holds.  This will result in a 98.66% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering.  This table represents a comparison of the various prices paid by the individual who purchased shares in JCI previously:

	MINIMUM OFFERING [2]	MAXIMUM OFFERING [3]
Offering Price Per Share	$0.05	$0.05
Net Tangible Book Value Per Share (Before Offering) [1]	$(0.00000)	$(0.00000)
Increase Attributable to the Sale	$0.00067	$0.00320
Net Tangible Book Value Per Share (After Offering)	$0.00067	$0.00320
Per Share Dilution to New Investors	$0.04933	$0.04660

Percentage Dilution per Share to New Investors	98.66%	93.61%

Footnotes:

(1)     Based upon 20,000,000 shares of Common Stock issued pre-offering.

(2)     Assuming the sale of only 400,000 shares pursuant to this Offering and after subtracting expenses of this Offering.

(3)     Assuming the sale of all 1,500,000 shares pursuant to this Offering and after subtracting expenses of this Offering.

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of Joshua G. Sisk, the sole officer and director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Sisk.  The intended methods of communication include, without limitation, telephone and personal contact.  In his endeavors to sell this offering, Mr. Sisk does not intend to use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of JCI securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Sisk will not receive commissions for any sales he originates on JCI’s behalf.  JCI believes that Mr. Sisk is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Sisk:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

JCI officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this Prospectus, JCI has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if JCI were to enter into such arrangements, JCI will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which JCI has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, JCI has not identified the specific states where the offering will be sold.  JCI will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Jupiter Containers, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest will be paid to any shareholder.  All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Jupiter Containers, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires, whichever event first occurs, unless the Offering is extended for an additional 180 at the sole discretion of the Company.  Thereafter this agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The fee of the Trust Agent is $1,000.00.  (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to R. V. Brumbaugh, Esq., 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  JCI reserves the right to either accept or reject any subscription.  Any subscription rejected within this 30 day period will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once JCI accepts a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

To the best of JCI’s knowledge, Joshua G. Sisk, its sole officer and director has not been convicted in a criminal proceeding.

To the best of JCI’s knowledge, Joshua G. Sisk, its sole officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of JCI’s knowledge, Joshua G. Sisk, its sole officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Jupiter Containers, Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding JCI executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Joshua G. Sisk (2)	25	President, Secretary, Treasurer and Director	Inception – Current

Notes:

1  JCI’s sole director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, the JCI sole officer was appointed by the JCI sole director and will hold office until he resigns or is removed from office.

2  Joshua G. Sisk has obligations to entities other than Jupiter Containers, Inc.  JCI expects Mr. Sisk to spend approximately 10-20 hours per week on JCI business affairs. At the date of this prospectus, Jupiter Containers, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Joshua G. Sisk – President, Treasurer, Secretary, and Director – Mr. Sisk is a para-educator for the Portland Oregon School District. His responsibility is to work with special needs children. Children with emotional issues and those students in a fragile state due to trauma or abuse in their lives are the primary focus of his work. The students need a high level of attention in order to give them the support they require to overcome behavioral problems. This work is directly related to his chosen University major, psychology. In addition to attending college and working full time for the school district, Mr. Sisk works part time as a care giver in a group home setting for mentally deficient adults not able to care for them. Mr. Sisk is an accomplished artist, musician and composer.  It this creative side that allowed him to come upon and develop the idea behind Jupiter Containers.

BOARD COMMITTEES

Jupiter Containers, Inc. has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The maximum number of directors Jupiter Containers, Inc. is authorized to have is seven (7).  However, in no event may JCI have less than one director. Although JCI anticipates appointing additional directors, JCI has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of JCI common stock by all persons known by JCI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to JCI’s knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Joshua G. Sisk, President and Director	16,350,000	81.75%	76.05%

	All Directors and Officers as a group (1 person)	16,350,000	81.75%	76.05%

Footnotes

1  The address of each executive officer and director is c/o Jupiter Containers, Inc., 12580 SW Douglas St., Portland, Oregon 97225. The address of Nevada Business Development Corporation 5015 W. Sahara Ave., Suite 125-164, Las Vegas, Nevada 89146-3407. R.V. Brumbaugh is an officer and director of Nevada Business Development Corporation.

2  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3  Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock) by JCI.  The aggregate amount of shares to be issued and outstanding after the offering is 21,500,000.

DESCRIPTION OF SECURITIES

Jupiter Containers, Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of Jupiter Containers, Inc.’s common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in JCI shares, reducing the level of trading activity in any secondary market that may develop for JCI shares, and accordingly, customers in JCI securities may find it difficult to sell their securities, if at all.

JCI has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Jupiter Containers, Inc. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. However, JCI has not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of Jupiter Containers, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Jupiter Containers, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of JCI directors.

CASH DIVIDENDS

As of the date of this prospectus, Jupiter Containers, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  JCI does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Jupiter Containers, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer.  Please refer to the section herein titled "Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Jupiter Containers, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by JCI of expenses incurred or paid by a director, officer or controlling person of JCI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, JCI will, unless in the opinion of JCI legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Jupiter Containers, Inc. was incorporated in the State of Nevada on March 14, 2007.

Please see the section, herein, titled "Recent Sales of Unregistered Securities" for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Jupiter Containers, Inc. incorporated in the State of Nevada on March 14, 2007 under the same name. Since inception, JCI has not generated any significant revenues and as of March 31, 2007 had accumulated losses in the amount of $20,000.  JCI has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Jupiter Containers, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, JCI has had only limited start-up operations and has not generated any significant revenues.  JCI believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Jupiter Containers, Inc.’s administrative office is located at 12580 SW Douglas St., Portland, Oregon 97225.

Jupiter Containers, Inc.’s fiscal year end is December 31, 2007.

BUSINESS OF ISSUER

Principal Products and Principal Markets

Jupiter Containers, Inc. ("JCI" or the "Company") was incorporated in the state of Nevada on March 14, 2007.

Jupiter Containers, Inc. or the (“Company”), a Nevada Corporation, is a development stage company designed to develop and market a container system ("container box") to capture space underneath the trailer of a semi-truck.  The container will attach to the undercarriage of the semi-trailer.  The container box will be raised and lowered with jacks.  The system will increase the carrying capacity of a 53' long trailer by 10-15%.

The Company was founded based on the need to transport an increased amount of products for the same cost.  The objective is to become a participant in the industry of commodity transportation where semi-truck trailers are "cubed out" (filled to capacity), but not up to legal weight.

Company’s Products and Services

Jupiter Containers, Inc. plans to offer a container system (container box), model MM-1 that is designed to capture the space underneath the trailer of a semi-truck.  Model MM-1 will attach to the undercarriage of a semi-trailer between the rear axle and the landing gears.  The system will be user friendly to both driver and dockworker, and provide additional space without interfering with the normal flow of goods at the dock when loading and unloading freight.  The container box will be raised and lowered with jacks.  The floor of the host trailer will be split down the middle and hinged on each side directly over the container box.  This "flexible" area will normally be the floor of the main trailer, but will also be the "lid" of the container box.  When the main trailer is emptied, the container box will raise, creating pressure on the trailer floor.  This pressure will open the lid and the container box will be raised so the floor of the container box and the main trailer floor are the same level.  The tailgate will then be lowered which allows access to the container box via forklift.  The system will be very similar to a loading elevator that opens in the middle of a sidewalk.

Loading the container box will be just the opposite.  The container box will be loaded first and then the tailgate will be closed.  Gravity will force the container box down into its resting area.  The container box will have a lip located on the top edge with a receiving lip under the floor of the remaining trailer.  This will act as a "stop" for the container box as it lowers and becomes the point of sealing from the weather. The host trailer can then be loaded via normal process (i.e. forklift).  This system will increase the carrying capacity of a 53' long, 14' high trailer by 10-15%, in other words, every 8-10 trailer loads will result in one "free" load.

Product Availability

Jupiter Containers, Inc. has several companies in mind to produce the container box system.  To protect the confidentiality of the system, the Company will not contact a manufacturing supplier and release container specifications until this offering is complete and adequate capital is obtained to implement the business plan.

Jupiter Containers, Inc. Intellectual Properties

The Company is planning to patent the semi-truck container system and the MM-1 model as time and resources become available.

Marketing Activities

The Company will develop a prototype unit(s) that will be used to demonstrate the Jupiter Containers Container System in order to target manufacturing companies that own in-house truck fleets and transport goods that are "cubed and bulked out" (filled to capacity), but not up to legal weight, and trucking companies or independent drivers who have dedicated contracts with in-house fleets to deliver freight that is under weight.

Distribution Methods of the Products

We are currently working to identify an experienced internet service provider to develop a comprehensive internet presence.  Additionally, we plan on identifying distributors that may be instrumental in assisting us in making our product known to potential clients.  Once a potential customer has been identified, a personal call will be made to that company or organization to further explain our product and to arrange any necessary follow-up including literature and demonstrations as time, location and resources permit.

Additionally, when resources become available, direct mailings and local advertising offering discounts will be utilized to increase consumer contacts and augment the individual customer base.

Industry Background and Competitive Business Conditions

This industry is replete with competition at all levels of expertise and ethical variances.  By maintaining strong community ties and mandating the highest level of courtesy, personal service and ethical standards, Jupiter Containers, Inc. can gain and maintain a stellar reputation for honesty and customer loyalty, thereby insuring repeat business.  Additionally, JCI will spend considerable efforts to develop business relationships with potential customers that have need of the type of product offered by Jupiter Containers, Inc.

The Company has not obtained market research conducted by independent and qualified professionals, indicating that demand exists for the type of products contemplated by the Company.  The Company also has no access to information as to the number of firms providing products similar to those contemplated by the Company.

In the first quarter issue, 2001, of Long Haul Letter Magazine, Heather Burgess, Manager, America's Road Team and Highway Watch, "…80% of the freight in the United States is moved by truck each year and 70% of communities rely on trucks as their sole means of receiving goods…."  According to Cass Information Systems, the U.S. truck transportation market is a $230 Billion business.  It is divided as follows: 52% of the market is Private Fleet Carriers, 18% is Package/LTL Carriers, and 30% is Full Truckload Carriers.  According to trucking statistics from Truckinfo.net, the number of truck trailers sold annually in the United States averages 280,000 (approx. 23,333 per month).  Trucks have dimension restrictions throughout the country.  Trailers in the western half of the United States are high-cubed (14 feet), while trailers in the eastern half of the United States usually require low-cubed (13'6").  Usually the trailer height is dictated by the average height of over/under passes.

Rich Wilson of Frito-Lay Corporation reported that the majority of loads from their Vancouver, Washington location are dispatched at less than maximum weight.  With the lower weight of their products, he said that 80% of the loads range between 60,000 – 65,000 pounds.  Weight limits are 80,000 pounds, therefore 80% of the trucks dispatched from the Vancouver location are 15,000 – 20,000 pounds (20% – 25%) under weight capacity.

Regulatory Framework for the Trucking Industry

The trucking industry is a highly regulated industry with numerous State and Federal Laws and Regulations.  The Federal Motor Carrier Safety Administration was established within the Department of Transportation on January 1, 2000, pursuant to the Motor Carrier Safety Improvement Act of 1999 [Public Law No. 106-159, 113 Stat. 1748 (December 9, 1999)]. Formerly a part of the Federal Highway Administration, the Federal Motor Carrier Safety Administration’s primary mission is to prevent commercial motor vehicle-related fatalities and injuries. Administration activities contribute to ensuring safety in motor carrier operations through strong enforcement of safety regulations, targeting high-risk carriers and commercial motor vehicle drivers; improving safety information; Systems and commercial motor vehicle technologies; strengthening commercial motor vehicle equipment and operating standards; and increasing safety awareness. To accomplish these activities, the Administration works with Federal, state, and local enforcement agencies, the motor carrier industry, labor safety interest groups, and others.  It is not anticipated that any of these agencies will in any way restrict the Company’s activities.

Number of Total Employees and Number of Full Time Employees

Jupiter Containers, Inc. is currently in the development stage.  During this development period, JCI plans to rely exclusively on the services of Joshua G. Sisk, the sole officer and director, to establish business operations and perform or supervise the minimal services required at this time.  JCI believes that its operations are currently on a small scale that is manageable by one individual. There are no full or part-time employees.  Mr. Sisk's responsibilities are mainly administrative at this time, as JCI operations are minimal.

REPORTS TO SECURITY HOLDERS

1. After this offering, JCI will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, JCI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials JCI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  JCI SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Jupiter Containers, Inc. was incorporated on March 14, 2007.  As of June 30, 2007, JCI has generated no revenues of while incurring substantial expenses.  This resulted in a net loss since inception  of $(22,500).

Since incorporation, Jupiter Containers, Inc. has financed its operations through minimal initial capitalization and nominal business activity.

To date, Jupiter Containers, Inc. has not implemented revenue producing operations which includes product production and sales. However, we have started initial drafting of the product and are preparing a full market feasibility study.  Presently, JCI is attempting to secure sufficient monetary assets to increase operations.  JCI cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of JCI’s business plan that constitute top priorities.  Each material event or milestone listed below will be required until adequate revenues are generated.

1. Researching and strategically targeting potential customers, including government entities, to which JCI can market its services. JCI expects to use a portion of the funds allocated toward working capital to engage in this activity.

2. Canvas the identified and targeted potential customer base to ascertain, isolate and anticipate their present and future needs, ideals of customer service and amenities that are desirable by the customer.  JCI expects to use a portion of the funds allocated toward reaching the goals most immediately ascertainable.

3. Establish personal and business relationships with key individuals in government, businesses and community leadership positions. Part of the funds set aside for sales and marketing activities are expected to be utilized.

4. Establish and maintain a visible community presence.

Jupiter Containers, Inc.’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, JCI plans to choose one of the following courses:

Plan 1: Minimum offering.  If only the minimum of $20,000 is raised in this offering, JCI will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations.  This entails establishment of a public awareness of JCI, including name recognition and product identification.  In order to initiate implementation of a public awareness program, JCI intends to use approximately $1,800 of the monies allocated toward working capital.

JCI has budgeted $1,000 for office equipment and furniture, which is expected to consist of administrative working spaces, computers, computer peripherals, software, storage cabinets, fax machine and telephone equipment.

JCI has allocated $1,000 for office supplies, which is expected to consist of costs of mailings, copying expenses, paper, general desk supplies, etc.

JCI has allocated $2,650 for sales and marketing, specifically for a frugal advertising campaign, with the intent to piggyback on larger programs as much as possible.

JCI has allocated $4,000 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself, including accumulation of inventory.

JCI believes it will be able to execute the business plan adequately and commence operations as a going concern if the minimum proceeds of this offering are realized.  JCI does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 75% of the maximum offering.  In the event 75% of the maximum offering is raised, management will supplement its activities addressed in Plan 1, as delineated above.  JCI does not believe it will generate revenues in the first six months of operation from the date the first funds are received.  JCI expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment increases to $3,000.

The allocation for office supplies increases to $2,000, mostly in anticipation of increasing postage and mailing costs.

The allocation for sales and marketing increases to $8,900 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $18,000 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

The allocation for salaries first appears for $12,000.  It is anticipated that such expenditure will be directed toward hiring part time clerical assistance and customer service personnel. .

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: Maximum offering.  In the event the maximum amount of $75,000 is raised, JCI still does not expect to generate revenue in the first six months of operation from the date the first funds are received from trust.  Under Plan 3, management will supplement the activities addressed in Plan 2, as delineated above.

The allocation for office equipment remains constant.

The allocation for office supplies remains constant.

The allocation for sales and marketing increases to $12,650 allowing for the possible development of greater revenue.

The allocation for working capital increases to $21,000 allowing for greater flexibility in meeting potential customer needs.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

The allocation for salaries increases to $24,000 allowing for the hiring of a full time licensed mechanic assistant.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan to be implemented, JCI has budgeted for certain expenditures that it expects to remain constant.  JCI expects accounting fees to be $5,000 for the full calendar year, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended March 31, 2008.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B.  Legal and professional fees are expected to aggregate $2,250, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent management's best estimates and are not expected to vary significantly.  However, in the event JCI incurs or expects to incur expenses materially outside of these estimates, JCI intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions. The escrow fees pertaining to the Company’s offering will be $1,500.

JCI’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If JCI does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, JCI cannot guarantee that it will generate such growth.  If JCI does not produce sufficient cash flow to support JCI operations over the next 12 months, JCI may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  JCI can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

Jupiter Containers, Inc.’s management does not expect to incur research and development costs.

Jupiter Containers, Inc. currently does not own any significant plant or equipment that it would seek to sell in the near future.

JCI management does not anticipate the need to hire employees over the next 12 months, with the possible exception of customer service telephone support should business develop of a sufficient nature to necessitate such expenditure.  Currently, JCI believes the services provided by its sole officer and director appears sufficient at this time.  JCI believes that its operations are currently on a small scale that is manageable by one individual at the present time.

JCI has not paid for expenses on behalf of any director.  Additionally, JCI believes that this policy shall not materially change.

JCI has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

JCI does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

JCI uses a corporate office located at 12580 SW Douglas St., Portland, Oregon 97225.  Office space, conference room, and repair facilities, telephone services and storage are currently being provided free of charge at 12580 SW Douglas St., Portland, Oregon.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

JCI management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  JCI does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The officers and directors of JCI are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between JCI and their other business interests.   The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of JCI must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Related Transactions

On March 17, 2006, the Company issued 16,350,000 shares of common stock to Joshua G. Sisk in exchange for services and cash valued at $16,350 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

As of the date of this memorandum, there were 20,000,000 shares of common stock issued and outstanding which is held by seven (7) shareholders of record.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Jupiter Containers, Inc. common stock.  This prospectus is a step toward creating a public market for JCI stock, which may enhance the liquidity of JCI shares.  However, there can be no assurance that a meaningful trading market will develop.  Jupiter Containers, Inc. and its management make no representation about the present or future value of JCI common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Jupiter Containers, Inc.;

2. There are currently 16,350,000 shares of JCI common stock held by one of its officers and directors, Joshua G. Sisk, that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Jupiter Containers, Inc. has approximately 20,000,000 shares of common stock outstanding held by seven (7) shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years would be entitled to unlimited re-sales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Jupiter Containers, Inc. has 20,000,000 shares of $0.001 par value common stock issued and outstanding held by seven (7) shareholders of record.

DIVIDENDS

JCI has neither declared nor paid any cash dividends on either its preferred or common stock.  For the foreseeable future, JCI intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Joshua G. Sisk	2006	NA	NA	NA	NA	NA	NA	NA
Officer and Director	2007	-	-	-	16,350 [1]	-	-	-

1 On or about March 14, 2007, Joshua Sisk, sole officer and director of the Company, received 16,350,000 shares of common stock for services rendered which were valued at par value $0.001 or $16,350.00 in the aggregate.

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Jupiter Containers, Inc., or for each meeting attended except  for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Jupiter Containers, Inc.’s incorporation on March 14, 2007, JCI has not paid any cash compensation to any officer, director or employee. On or about March 14, 2007, Joshua Sisk, sole officer and director of the Company, received 16,350,000 shares of common stock for services rendered which were valued at par value $0.001 or $16,350.00 in the aggregate.  JCI does not have employment agreements.  Any future  compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  JCI does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Jupiter Containers, Inc. currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

a)

Audited Financial Statements for the Years Ended June 30, 2007 AND Reviewed Financial Statements Quarter Ended June 30, 2007

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Jupiter Containers, Inc.

(A Development Stage Company)

We have reviewed the accompanying balance sheet of Jupiter Containers, Inc. as of June 30, 2007, and the related statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States).  All information included in these financial statements is the representation of the management of Jupiter Containers, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

October 3, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

JUPITER CONTAINERS, INC.

Balance Sheet

(A Developmental Stage Company)

ASSETS

June 30,

2007

(unaudited)

CURRENT ASSETS

Cash

$

-

Total Current Assets

-

TOTAL ASSETS

$

-

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Balance Sheet (Continued)

(A Developmental Stage Company)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

June 30,

2007

(unaudited)

CURRENT LIABILITIES

Payable-related party

$

2,250

Total Current Liabilities

2,250

LONG-TERM LIABILITIES

-

Total Liabilities

2,250

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock: $0.001 par value, 5,000,000 shares

 authorized; no shares issued and outstanding

-

Common stock: $0.001 par value, 70,000,000 shares

 authorized; 20,000,000 shares issued and outstanding

20,000

Additional paid-in capital

-

Accumulated deficit

(22,250

)

Total Stockholders’ Equity (Deficit)

-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

$

-

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Statement of Operations

(A Developmental Stage Company)

     From Inception on

March 14, 2007 through

    June 30, 2007

(unaudited)

REVENUE

$

-

EXPENSES

22.250

LOSS FROM OPERATIONS

(22,250

)

INCOME TAX EXPENSE

-

NET LOSS

$

(22,250

)

BASIC LOSS PER SHARE

Loss per share

$

  (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES

 OUTSTANDING

20,000,000

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Statement of Stockholders’ Equity (Deficit)

(A Developmental Stage Company)

(unaudited)

        Common Stock

          Additional

Shares

Amount        Paid-in-Capital   Accumulated Deficit

Balance, March 14, 2007

         -

$

              -

$

              -

    $

              -

Common shares issued for

Services $0.001 per share

20,000,000              20,000

              -

                            -

Net loss for the period ended

June 30, 2007

        -

                                -

                          -

                (22,500)

Balance, June 30, 2007

20,000,000   $           20,000

$

              -

         $     (22,500)

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Statement of Cash Flows

(A Developmental Stage Company)

(unaudited)

  From Inception on

March 14, 2007 through

 June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss

$

(22,250

)

Adjustments to reconcile net loss to net cash used

 by operating activities:

Common stock issued for services

20,000

Changes in operating assets and liabilities:

Increase in payable-related party

2,250

Net Cash Used by Operating Activities

-

CASH FLOWS FROM INVESTING ACTIVITIES

-

CASH FLOWS FROM FINANCING ACTIVITIES

-

NET CHANGE IN CASH

-

CASH AT BEGINNING OF YEAR

-

CASH AT END OF YEAR

$

-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW

 INFORMATION:

Interest paid

$

-

Income taxes paid

$

-

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Common stock issued for services

$

20,000

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Notes to Financial Statements

June 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION

a.  Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on March 14, 2007 with a principal business objective of investing in and developing all types of businesses related to the container industry. The Company has not realized significant revenues to date and therefore classified as a development stage company.

b.  Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years.  Depreciation is computed using the straight-line method when the assets are placed in service.

c.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

d.  Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

f.  Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h.  Advertising

JUPITER CONTAINERS, INC.

Notes to Financial Statements

June 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At June 30, 2007, the Company’s bank deposits did not exceed  the insured amounts.

j.

Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on March 14, 2007

Through June 30, 2007

Loss (numerator)

$

(22,250)

            Shares (denominator)

20,000,000

Per share amount

$

(0.00)

k.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

JUPITER CONTAINERS, INC.

Notes to Financial Statements

June 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

Net deferred tax assets consist of the following components as of June 30, 2007:

2007

Deferred tax assets:

NOL Carryover

$

765

Deferred tax liabilities:

-

Valuation allowance

(765)

Net deferred tax asset

$

-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the period ended June 30, 2007 due to the following:

2007

Book Income

$

(7,565

)

Common stock issued for services

6,800

Valuation allowance

765

$

-

l.   Income Taxes (continued)

At June 30, 2007, the Company had net operating loss carryforwards of approximately $-0- that may be offset against future taxable income through 2027.  No tax benefit has been reported in the June 30, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

JUPITER CONTAINERS, INC.

Notes to Financial Statements

June 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

m. Unaudited Financial Statements

  The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2007 and for all periods presented have been made.

  o.  Related Party Payable

  Certain shareholders of the Company are owed $2,250 for expenses paid on its behalf.

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the container industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

JUPITER CONTAINERS, INC.

FINANCIAL STATEMENTS

March 31, 2007

C O N T E N T S

Independent Registered Public Accounting Firm

 3

Balance Sheet

 4

Statement of Operations

 5

Statement of Stockholders’ Equity

 6

Statement of Cash Flows

 7

Notes to the Financial Statements

     8

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Jupiter Containers, Inc.

(A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Jupiter Containers, Inc. (a development stage company) as of March 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on March 14, 2007 through March 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jupiter Containers, Inc. (a development stage company) as of March 31, 2007 and the results of its operations and its cash flows for the period from inception on March 14, 2007 through March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Moore & Associates Chartered

Moore & Associates Chartered

Las Vegas, Nevada

July 18, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

JUPITER CONTAINERS, INC.

Balance Sheet

(A Developmental Stage Company)

ASSETS

March 31,

2007

CURRENT ASSETS

Cash

$

-

Total Current Assets

-

TOTAL ASSETS

$

-

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Balance Sheet (Continued)

(A Developmental Stage Company)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

March 31,

2007

CURRENT LIABILITIES

Accounts payable and accrued expenses

$

-

Total Current Liabilities

-

LONG-TERM LIABILITIES

-

Total Liabilities

-

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock: $0.001 par value, 5,000,000 shares

 authorized; no shares issued and outstanding

-

Common stock: $0.001 par value, 70,000,000 shares

 authorized; 20,000,000 shares issued and outstanding

20,000

Additional paid-in capital

-

Accumulated deficit

(20,000

)

Total Stockholders’ Equity (Deficit)

-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

$

-

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Statement of Operations

(A Developmental Stage Company)

     From Inception on

 March 14, 2007 through

     March 31, 2007

REVENUE

$

-

EXPENSES

20,000

LOSS FROM OPERATIONS

(20,000

)

INCOME TAX EXPENSE

-

NET LOSS

$

(20,000

)

BASIC LOSS PER SHARE

Loss per share

$

  (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES

 OUTSTANDING

20,000,000

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Statement of Stockholders’ Equity (Deficit)

(A Developmental Stage Company)

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid in Capital	Deficit

Balance, March 14, 2007	-	$ -	$ -	$ -

Common shares issued For services $0.001 per share	20,000,000	20,000	-	-

Net loss for the period ended June 30, 2007	-	-	-	(22,500)

Balance, June 30, 2007	20,000,000	$ 20,000	$ -	$ (22,500)

The accompanying notes are an integral part of thee financial statements.

JUPITER CONTAINERS, INC.

Statement of Cash Flows

(A Developmental Stage Company)

  From Inception on

March 14, 2007 through

 March 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss

$

(20,000

)

Adjustments to reconcile net loss to net cash used

 by operating activities:

Common stock issued for services

20,000

Changes in operating assets and liabilities:

Increase in accounts payable

-

Net Cash Used by Operating Activities

-

CASH FLOWS FROM INVESTING ACTIVITIES

-

CASH FLOWS FROM FINANCING ACTIVITIES

-

NET CHANGE IN CASH

-

CASH AT BEGINNING OF YEAR

-

CASH AT END OF YEAR

$

-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW

 INFORMATION:

Interest paid

$

-

Income taxes paid

$

-

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Common stock issued for services

$

20,000

JUPITER CONTAINERS, INC.

Notes to Financial Statements

March 31, 2007

NOTE 1 -

NATURE OF ORGANIZATION

a.  Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on March 14, 2007 with a principal business objective of investing in and developing all types of businesses related to the container industry. The Company has not realized significant revenues to date and therefore classified as a development stage company.

b.  Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years.  Depreciation is computed using the straight-line method when the assets are placed in service.

c.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

d.  Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

f.  Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

JUPITER CONTAINERS, INC.

Notes to Financial Statements

March 31, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

h.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At March 31, 2007, the Company’s bank deposits di not exceed  the insured amounts.

k.

Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on March 14, 2007

Through March 31, 2007

Loss (numerator)

$

-

            Shares (denominator)

20,000,000

Per share amount

$

(0.00)

l.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

JUPITER CONTAINERS, INC.

Notes to Financial Statements

March 31, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

Net deferred tax assets consist of the following components as of March 31, 2007:

2007

Deferred tax assets:

NOL Carryover

$

-

Deferred tax liabilities:

-

Valuation allowance

-

Net deferred tax asset

$

-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended March 31, 2007 due to the following:

2007

Book Income

$

(7,800

)

Common stock issued for services

7,800

Valuation allowance

-

$

-

l.   Income Taxes (continued)

At March 31, 2007, the Company had net operating loss carryforwards of approximately $-0- that may be offset against future taxable income through 2027.  No tax benefit has been reported in the March 31, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

JUPITER CONTAINERS, INC.

Notes to Financial Statements

March 31, 2007

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the container industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Jupiter Containers, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  JCI indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at JCI request as an officer or director.  JCI may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, JCI best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, JCI shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Jupiter Containers, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Jupiter Containers, Inc. or is or was serving at the request of Jupiter Containers, Inc. as a director, officer, employee or agent of Jupiter Containers, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Jupiter Containers, Inc.  Jupiter Containers, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Jupiter Containers, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by JCI in connection with the sale of the common stock being registered. JCI has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Escrow Fees	$1,000
Legal and Professional Fees	$3,000
Accounting Fees	$2,000
Blue Sky Qualification Fees	$300

Total	$6,300

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Jupiter Containers, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On March 17, 2007, the Company issued 16,350,000 shares of common stock to Joshua G. Sisk in exchange for services valued at $16,350 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 19, 2007, pursuant to a contract with NV Business Development, a Nevada corporation (hereinafter “NDBC”), the Company issued 950,000 shares of common stock to NV Business Development, for services valued at $0.001 per share of $9,500.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 19, 2007, pursuant to a contract with Public Co. Compliance, a Nevada corporation (hereinafter “PCC”), the Company issued 950,000 shares of common stock to Public Co. Compliance, for services valued at $0.001 per share of $9,500.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 22, 2007, the Company issued 300,000 shares of common stock to Paul Falcon in exchange for services valued at $3,000.00 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 22, 2007, the Company issued 300,000 shares of common stock to Eric Pratt in exchange for services valued at $3,000.00 which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 28, 2007, pursuant to a contract with AS Austin Company, Inc., a Nevada corporation (hereinafter “AAC”), the Company issued 200,000 shares of common stock to AS Austin Company, Inc., for services valued at $0.001 per share of $2,000.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 28, 2007, pursuant to a contract with Ramsgate Group, Inc., a Nevada corporation (hereinafter “RGI”), the Company issued 950,000 shares of common stock to Ramsgate Group, Inc., for services valued at $0.001 per share of $9,500.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

As of the date of this memorandum, there were 16,350,000 shares of common stock issued and outstanding which is held by seven (7) shareholders of record.

At the time of the issuance, Mr. Sisk was in possession of all available material information about us, as he is the sole JCI officer and director.  On the basis of these facts, Jupiter Containers, Inc. claims that the issuance of stock to the JCI founding shareholder qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  JCI believes that the exemption from registration for these sales under Section 4(2) was available because:

1. Mr. Sisk is an executive officer of JCI and thus had fair access to all material information about JCI before investing;

2. There was no general advertising or solicitation; and

3. The shares bear a restrictive transfer legend.

INDEX OF EXHIBITS

       Exhibit No.

Name/Identification of Exhibit

3

Articles of Incorporation & Bylaws

a)

Articles of Incorporation file on March 14, 2007and amendments thereto

b)

Bylaws adopted on March 14, 2007

5

Opinion on Legality

Opinion of Randall V. Brumbaugh, Esq.

23

Consent of Experts

a)

Consent of Randall V. Brumbaugh, Esq.

b)

Consent of Moore & Associates, Chartered

99

Additional Exhibits

a)

Escrow Agreement

b)

Subscription Agreement

UNDERTAKINGS

In this Registration Statement, JCI is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, JCI are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, JCI includes the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Glendora, State of California on October 22, 2007.

Jupiter Containers, Inc.
(Registrant)

By: /s/ Joshua G. Sisk
Joshua G. Sisk
President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Joshua G. Sisk	President and Director	October 22, 2007
Joshua G. Sisk

/s/ Joshua G. Sisk	Secretary	October 22, 2007
Joshua G. Sisk

/s/ Joshua G. Sisk	Treasurer	October 22, 2007
Joshua G. Sisk

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.